Exhibit 99.1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:00 a.m., Eastern Time, on May 21, 2021 for the Retirement Savings Plan and Unvested Restricted Common Stock.

Online

Go to www.envisionreports.com/MTBSPECIAL or scan the QR code – you will need the number located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MTBSPECIAL

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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Proposals — The Board of Directors of M&T Bank Corporation recommends a vote FOR the following proposals.

For	Against	Abstain

1. TO APPROVE THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF M&T BANK CORPORATION (“M&T”) TO EFFECT AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF M&T’S CAPITAL STOCK FROM 251,000,000 TO 270,000,000 AND TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF M&T’S PREFERRED STOCK FROM 1,000,000 TO 20,000,000 (THE “M&T CHARTER AMENDMENT PROPOSAL”).

For	Against	Abstain

3. TO ADJOURN THE M&T SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF, IMMEDIATELY PRIOR TO SUCH ADJOURNMENT, THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE M&T CHARTER AMENDMENT PROPOSAL AND/OR THE M&T SHARE ISSUANCE PROPOSAL, OR TO ENSURE THAT ANY SUPPLEMENT OR AMENDMENT TO THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS IS TIMELY PROVIDED TO HOLDERS OF M&T COMMON STOCK.

For	Against	Abstain

2. TO APPROVE THE ISSUANCE OF M&T COMMON STOCK TO HOLDERS OF PEOPLE’S UNITED FINANCIAL, INC. (“PEOPLE’S UNITED”) COMMON STOCK PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, DATED AS OF FEBRUARY 21, 2021 (AS IT MAY BE AMENDED FROM TIME TO TIME), BY AND AMONG M&T, BRIDGE MERGER CORP. AND PEOPLE’S UNITED (THE “M&T SHARE ISSUANCE PROPOSAL”).

The Special Meeting of Shareholders of M&T Bank Corporation will be held on

May 25, 2021, 11:00 A.M. Eastern Time, virtually via the internet at www.meetingcenter.io/255180428.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

YOUR VOTE IS IMPORTANT!

Proxy materials are available online at: www.envisionreports.com/MTBSPECIAL

Small steps make an impact. Please consider helping the environment by consenting to receive electronic delivery by signing up at www.envisionreports.com/MTBSPECIAL.

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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PROXY CARD/INSTRUCTION CARD/VOTING CARD - M&T BANK CORPORATION

Special Meeting of Shareholders – May 25, 2021, 11:00 a.m., Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sabra M. Baum, Darren J. King and Laura P. O’Hara as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of M&T Bank Corporation which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held virtually via the internet at www.meetingcenter.io/255180428 on May 25, 2021, 11:00 A.M. Eastern Time, and any adjournments thereof (i) as designated on the proposals set forth on the reverse side of this card and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting. IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ALL PROPOSALS.

Participants in the M&T Bank Corporation Retirement Savings Plan

In accordance with the M&T Bank Corporation Retirement Savings Plan (“Plan”), the undersigned hereby directs T. Rowe Price Trust Company, the Trustee of the Plan to vote all of the shares of common stock of M&T Bank Corporation allocated to the undersigned under the Plan in connection with the Special Meeting of Shareholders. IF PROPERLY EXECUTED, THIS INSTRUCTION CARD WILL BE VOTED AS DIRECTED OR, IF NOT DIRECTED, WILL BE DIRECTED TO VOTE IN THE SAME PROPORTION AS SHARES THAT WERE AFFIRMATIVELY VOTED BY PARTICIPANTS.

Holders of Unvested Restricted Common Stock

The undersigned hereby votes all of the shares of unvested restricted common stock of M&T Bank Corporation held by the undersigned in connection with the Special Meeting of Shareholders. IF PROPERLY EXECUTED, THIS VOTING CARD WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ALL PROPOSALS.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR TELEPHONE.	(Items to be voted on appear on reverse side)

Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appear(s) hereon. If applicable, joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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Change of Address

Please print new address below.